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                                   EXHIBIT 21

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT



                                                         State of
Company                                               Incorporation
-------------------------------------------        -------------------
Oxford Health Plans, Inc.                                Delaware
    Oxford Health Plans (NY), Inc.                       New York
      Oxford Health Insurance, Inc.                      New York
    Oxford Health Plans (NJ), Inc.                      New Jersey